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                                                                  EXHIBIT 10(d)
                         MERCK-MEDCO MANAGED CARE, INC.

                                100 SUMMIT AVENUE

                               MONTVALE, NJ 07645

                                                          May 24, 1996

Mr. Per G.H. Lofberg
63 East 92nd Street
New York, NY  10128

Dear Mr. Lofberg:

         Reference is made to the employment agreement (the "Employment Agreement") between you and Medco Containment Services, Inc. ("Medco"), dated as of April 1, 1993, as amended on July 27, 1993 (the "Amendment"). The parties hereby agree that the Employment Agreement is hereby terminated, except as set forth below.

         We have further agreed as follows with respect to the terms of your employment:

1. The covenants contained in Article 9 of the Employment Agreement, as amended pursuant to the Amendment, shall survive the termination of the Employment Agreement and remain in full force and effect and shall continue for a period of five years from the termination of your employment. Notwithstanding the foregoing, the covenant contained in
         Section 9.4 of the Employment Agreement which, among other things, prohibits you from competing with Merck & Co., Inc. ("Merck") or Medco, is hereby amended to exclude from the provisions thereof any pharmaceutical manufacturers or other direct competitors of Merck, other than those entities which include businesses competing with Medco.

2. Consistent with the provisions of earlier stock option agreements with Medco, it is confirmed that if your employment with Merck terminates prior to June 1, 1996, (i) certain options (collectively, "Stock Options") to acquire shares of stock of Merck which you hold which vest on October 14, 1996 will continue to vest and will terminate on October 14, 1998, (ii) the Stock Options which you hold which vest on October 14, 1997 will continue to vest and will terminate on October 14, 1998, and (iii) the Stock Options which you hold which vest on July 1, 1996 shall terminate in accordance with their terms without vesting. It is further confirmed that in the event that your employment terminates on or after June 1, 1996, the Stock Options which vest on July 1, 1996, October 14, 1996, and
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         October 14, 1997 which have not vested at such time will continue to vest on schedule and will be exercisable so that (i) the Stock Options which vest on July 1, 1996 will terminate 30 days after termination of your employment, (ii) the Stock Options which vest on October 14, 1996 will terminate on October 14, 1998, and (iii) the Stock Options which vest on October 14, 1997 will terminate on October 14, 1998. Any Stock Options granted to you after November 18, 1993 shall terminate upon the termination of your employment regardless of when such termination occurs if they have not vested prior to the date of the termination of your employment. In addition, all Stock Options held by you will terminate immediately in the event of a breach by you of the covenants in Article 9 of the Employment Agreement which covenants shall continue pursuant to paragraph 1 hereof.

3. In addition, you have agreed that, if your employment with Merck terminates, you will have no right to continue to receive salary or benefits or severance, and that the right to continue receiving your base compensation for two years if you terminate your employment, which right is set forth in Section 8.2 of the Employment Agreement, shall terminate as of the date hereof and be of no further force or effect.

4. Section 11.10 of the Employment Agreement, which governs the severability and enforceability of the provisions of the Employment Agreement, shall remain in full force and effect and shall apply to the provisions of this letter.

         Please confirm that the foregoing represents our understanding by signing a copy of this letter in the space indicated below and returning it to me.

                                Very truly yours,

                                Merck-Medco Managed Care, Inc.

                                By: /s/ Mary M. McDonald
                                   ---------------------
                                   MARY M. MCDONALD

Accepted and Agreed on this
24th day of May, 1996

/s/ Per G.H. Lofberg
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  PER G.H. LOFBERG